UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1459 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Farmland Partners Inc. (NYSE: FPI) (the “Company”) recently announced the launch of the FPI Loan Program, an agricultural lending product aimed at farmers, as a complement to the Company’s current business of acquiring and owning farmland and leasing it to farmers.  Under the FPI Loan Program, the Company expects to originate loans secured by farm real estate with most loans expected to be in principal amounts ranging from $500,000 to $5 million at fixed interest rates and maturities of up to two years.

In August 2015, the Company completed its first loan under the FPI Loan Program to a major Midwest farm operator.  The loan has a maximum principal amount of up to $2 million, is due in January 2016, has a fixed annual interest rate of 8% plus customary upfront points and fees, and is secured by first-lien mortgages on farm real estate.

Although the Company intends to seek to make additional loans under the FPI Loan Program, there can be no assurance that it will make any additional loans on the terms described above or at all.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: September 15, 2015	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer, Secretary and Treasurer

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